Exhibit 99.1

Osteologix Presents Phase 2 Osteoporosis Data at a Major European Medical Conference

Journal Publication Highlights Bone Formation Activity of NB S101

SAN FRANCISCO – Osteologix, Inc. (OTCBB: OLGX), a specialty pharmaceutical company, announced today that data from a Phase II clinical study of NB S101 (strontium malonate) was presented at the European Calcified Tissue Society’s 35th Annual Meeting in Barcelona, Spain.

The presentation entitled “Effect of Three Doses of Strontium Malonate (NB S101) on Markers of Bone Turnovers and Bone Mineral Density: The STRONG Study” demonstrated that the Company’s lead osteoporosis drug candidate, NB S101 (strontium malonate), was well-tolerated and significantly suppressed bone resorption while simultaneously improving bone mineral density (BMD) at 12 weeks.

The data highlighted the following:
• All three doses of NB S101 (0.75g, 1.0g, 2.0g) were safe and well tolerated with the frequency and types of adverse events comparable to those with the active comparator, Protelos® (strontium ranelate).
• Bone resorption assessed with the CTX-1 marker indicated a dose-dependent effect of NB S101 to reduce bone resorption
• All three doses of NB S101 achieved statistically significant reductions in CTX-1, with the 2 gram dose of NB S101 achieving significantly greater reductions of CTX-1 (p<0.001) than the 2 gram dose of Protelos®(strontium ranelate).
• All three doses of NB S101 significantly increased BMD as measured at the total hip and lumbar spine.
The poster is available at the company’s corporate website, www.osteologix.com

New Publication Highlights Bone Formation Capability of NB S101

In related news, the Company reported the e-publication of a peer-reviewed article in the journal Analytical and Bioanalytical Chemistry. The paper, authored by Anders C. Raffalt, Jens E. T. Andersen, of the Department of Chemistry, Technical University of Denmark and Stephan Christgau, highlights the bone formation potential of the Dual Acting Bone Agent (DABA), NB S101 (strontium malonate). The publication entitled “Application of inductively coupled plasma-mass spectrometry (ICP-MS) and quality assurance to study the incorporation of strontium into bone, bone marrow, and teeth of dogs after one month of treatment with strontium malonate”,reveals that after four weeks of treatment with strontium malonate, Bone Specific Alkaline Phosphatase (BSAP), a well validated marker of bone formation, significantly increased with a strong correlation to the bone-strontium content. In females, the placebo-treated group showed a decrease in BSAP of 53%, whereas the three strontium malonate-treated groups showed an increase of 60%, 276%, and 278% for the groups treated with 300, 1000, and 3000 mg/kg/day, respectively. For males the corresponding values were -44%, +142%, +194%, and +247% increases in BSAP in the placebo, 300, 1000, and 3000 mg/kg/day groups respectively.

About Osteologix
Osteologix is a specialty pharmaceutical company committed to developing innovative therapies for the treatment and prevention of musculoskeletal diseases. The Company’s vision is to improve the health of those afflicted with musculoskeletal diseases such as osteoporosis. Its lead product candidate, NB S101, is a novel pharmaceutical agent for the treatment and prevention of osteoporosis. For more information please visit www.osteologix.com.

Forward Looking Statements
Certain of the statements set forth in this press release constitute "Forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may" "project," "plan," "will," "should," "could," "would," or words or expressions of similar meaning. All such forward looking statements involve risks and uncertainties, including, but not limited to: statements regarding Osteologix's research and development programs; proposed marketing and sales; patents and regulatory approvals; the effect of competition and proprietary rights of third parties; the need for and availability of additional financing and access to capital; and the seeking of joint development, licensing or distribution and collaboration and marketing arrangements with pharmaceutical companies. There can be no assurance that such forward-looking statements will prove to be accurate and Osteologix undertakes no obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.

Investor and Media Contact:
Baxter Phillips, III
Sr. Director, Corporate Development